September 25, 2013

Auxillium Energy Inc.
Attn: Mr. Warmond Fang / Mr. Frank J. Hariton, Esq.
1065 Dobbs Ferry Road
White Plains, NY 10607

RE: RESIGNATION FROM BOARD

Dear Board of Directors;

Please consider this letter as my formal resignation from the Board of Directors of Auxillium Energy Inc., effective today, September 25, 2013.

I am resigning in order to devote my time to other pursuits. I do not have any disputes with the Company and the Company does not have any disputes with me.

In closing, I thank you for the opportunity to have served alongside both of you, and wish you and Auxillium future success.

Sincerely,

Jatinder S. Bhogal